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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                                      JURISDICTION OF
                                                      ---------------
             COMPANY NAME                       INCORPORATION OR ORGANIZATION
             ------------                       -----------------------------

   1.   Allesee Orthodontic Appliances, Inc.              Wisconsin
   2.   Barnstead Thermolyne Corporation                  Delaware
   3.   Bedford Mirror, Inc.                              Connecticut
   4.   belle de st. claire, inc.                         Wisconsin
   5.   CASCO Standards, Inc.                             Wisconsin
   6.   Erie Electroverre SA                              Switzerland
   7.   Erie Scientific Company                           Delaware
   8.   Erie Scientific Company of Puerto Rico            Delaware
   9.   Erie Scientific Hungary Kft.                      Hungary
   10.  Erie-Watala Glass Company Limited                 Hong Kong
   11.  Ever Ready Thermometer Co., Inc.                  Wisconsin
   12.  Flexible Components, Inc.                         Wisconsin
   13.  Gerhard Menzel Glasbearbeitungswerk
            GmbH & Co. KG                                 Germany
   14.  Kerr Australia Pty. Ltd.                          Australia
   15.  Kerr Corporation                                  Delaware
   16.  Kerr GmbH                                         Germany
   17.  Kerr Italia S.p.A.                                Italy
   18.  Kerr UK Limited                                   England
   19.  Metavac, Inc.                                     Connecticut
   20.  Metrex Research Corporation                       Wisconsin
   21.  Nalge Nunc International Corporation              Delaware
   22.  Nalge (Europe) Limited                            England
   23.  The Naugatuck Glass Company                       Connecticut
   24.  New England Reagent Laboratory, Inc.              Wisconsin
   25.  Nunc A/S                                          Denmark
   26.  Nunc GmbH & Co. KG                                Germany
   27.  Ormco Corporation                                 Delaware
   28.  Ormco de Mexico SA de CV                          Mexico
   29.  Ormco (Europe) AG                                 Switzerland
   30.  Ormco Pty. Ltd.                                   Australia
   31.  Ormex SA de CV                                    Mexico
   32.  Pure Fit, Inc.                                    Wisconsin
   33.  Richard-Allan Scientific Company                  Wisconsin
   34.  SDS de Mexico SA de CV                            Mexico
   35.  Sani-Tech, Inc.                                   Wisconsin
   36.  Sybron Canada Limited                             Canada
   37.  Sybron Dental Specialties, Inc.                   Delaware
   38.  Sybron Dental Specialties Japan, Inc.             Japan